Exhibit 99.1

The following is the abridged text from the newsletter to shareholdrs (news.pdf).

Dear Valued Shareholder,

What a year 2005 is shaping up to be for Industrial Enterprises of America “ILNP”. We took over this public company in October of 2004 with no revenues and little shareholder value. Since that time, we have assembled an experienced management team and we have implemented an aggressive business acquisition model. ILNP is on the cusp of acquiring a very successful sales and marketing company, which should boost our revenue to well over $35 million annually. In addition to this purchase, we are reviewing an even larger acquisition that should propel total revenue to $100 million annually. We saw opportunities for both vertical and horizontal integration and are aggressively pursuing these and are pleased to relay to you that we believe that we are well on our way to achieving our strategic business objectives.

This newsletter is being circulated to let you know the impact of several positive decisions and actions that are leading to the bottom-line profitability of ILNP and to illustrate the direction of the Company over the next 18-24 months. While many companies tout their potential revenues or potential profits, we have actual results stemming from very exciting opportunities.

We believe, based on our last four quarters of sustained growth, that we have found the keys to greater success. The acquisitions and strategic business growth that we have experienced should propel ILNP towards substantial profits. We believe that we are currently positioned to dominate several markets where our propellant products are sold.

We believe that not only is ILNP poised to become the leader in our industry, but we should also be one of only a handful of worldwide fillers that can utilize either R134a or R152a, chemical refrigerants that are often used as propellants. Due to management’s foresight of a dramatic reduction in supply, we made advanced arrangements to secure significant supplies of these raw materials, which the Company is now leveraging to establish a growth rate in excess of 50%. Our global sourcing network allows us to purchase supplies at competitive market levels. In fact, our packaging business has increased its business by 400% since July of 2002 and next year’s projected growth looks equally as strong. Not only is the demand for our output dramatically increasing, but we are also realizing similar growth in our profit margins.

The addition of our next acquisition should increase our revenues by another 200%, with a corresponding increase in profits. This transaction should increase the utilization of our existing physical facilities and will round out the product offerings of our sales and marketing company. At the projected $35 million in revenues and a positive EPS, we believe our stock is grossly undervalued in comparison to similar market sectors.

This newsletter marks the beginning of an open communication policy that ILNP plans to have with its shareholders, the greater investment community and media at large. Thus, we are using this edition of our newsletter to unveil to our shareholders the Company’s new campaign that promotes both the success story of ILNP and one of the hottest commodities on the planet - “The Other Gas”, as we call it.

Thank you for your confidence in our company. We will continue to update you as to our success.

Strategic Buisiness Model Priving Successful

ILNP communication campaign highlights “The Other Gas”. Most people, when they hear “gas”, think of petroleum-based commodities such as, oil, methane, propane, butane and other hydrocarbons or even other greenhouse gases. “The Other Gas” is a promotional effort to let the market- place know and understand there is another, more valuable gas made from HFCs. These gases include the highly desirable R134a and R152a, which are used by millions of consumers. ILNP plans to be the leading converter of “The Other Gas” in a very short period of time.

Earlier this year, ILNP began to implement a multi-faceted business strategy that is proving to be very successful. Due to significant market shortages of Hydroflurocarbons (HFCs) - widely used as propellants and refrigerant in the auto aftermarket, there is considerable demand for these gases. In fact, the supply is so scarce that many of our competitors are unable to meet customer demands. Management of ILNP anticipated this shortage and implemented an aggressive purchasing program of these gases. ILNP was able to secure significant supplies of raw material through its intricate global supply system. Unlike many of our competitors, we are not only able to continue fulfillment of our contractual obligations, but possess the ability to increase the level of the business in the face of worldwide shortages.

ISOs and Market Comparison

It is difficult to maintain a stable supply and price while running a business with a cost of goods that is 70% driven by a commodity. We believe the key to succeeding in the current shortage of “The Other Gas” is our ability to obtain this commodity in order to meet customer demand by worldwide sourcing. This involves an intricate balancing of domestic and international sources with transportation overseas, leading to investments in shipping containers that are commonly called “ISOs”. These special containers that are required to meet rigorous governmental standards and are very expensive to manufacture.

At the senior operating level of our Company, we have an average of over 25 years of expertise in our respective businesses. This experience has enabled us to construct a reliable supply chain, allowing ILNP not only to meet current customer demands, but also to take and fill new customer orders. This supply chain should also become an important part of our sales and marketing efforts as effective product sourcing plays a key role in profits.

“The Other Gas” is significantly outperforming most other valuable commodities such as gold, platinum, oil and natural gas. ILNP converts and sells “The Other Gas” to its customers, believing it to be the hottest commodity on earth now and for some time to come. The computer electronics industry, which uses huge quantities of our gases, continues to see 7-8% annual growth. The automotive aftermarket, which also uses incredible quantities of our gases as a refrigerant for air-conditioners, continues to expand every year. In fact, this year is shaping up to a record year in the automotive industry.

ILNP is setting a clear path to continue its trend of profit growth through aggressive and forward thinking policies and practices. The senior leadership of ILNP has invested significant personal capital into the company and is committed to its long-term success. ILNP is poised to become a leading provider of converted R134a and R152a in America. Revenue and profits should begin to rise dramatically during this fiscal year as management continues to implement the business strategy currently in place.

With projected $35 million in revenues and a projected positive EPS, what should the current market value of this company be? Similar companies and industry sectors have EPS multiples of over 20 times.

“The Other Gas Campaign”
ILNP is announcing our new campaign, “The Other Gas”. Most people, when they hear “gas”, think of petroleum-based commodities such as, oil, methane, propane, butane and other hydrocarbons or even other greenhouse gases. “The Other Gas” is a promotional effort to let the marketplace know and understand there is another, more valuable gas made from HFCs. These gases include the highly desirable R134a and R152a, which are used by millions of consumers. ILNP plans to be the leading converter of “The Other Gas” in a very short period of time.

Safe Harbor
ILNP NEWS is not a solicitation to promote or an attempt to persuade an investment in Industrial Enterprises of America (ILNP). Except for the historical information contained herein, the matters discussed in this newsletter may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company’s objectives, plans and strategies set forth herein and those preceded by or that include the words “believes,” “expects,” “given,” “targets,” “intends,” “anticipates,” “plans,” “projects”, “forecasts” or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it cannot guarantee that the Company’s expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company’s future results to differ materially from those anticipated, including: (i) the Company’s history of ongoing operating losses; (ii) the overall marketplace and clients’ usage of EMC Packaging’s products, including demand therefor, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iii) the consequent results of operations given the aforementioned factors; and (iv) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as a merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company’s 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this news letter.